Exhibit 99.1

Microbot Medical Strengthens Its Position Among US Interventional Radiologists by Appointing Professor Francois H. Cornelis to Its Scientific Advisory Board

Professor Francois H. Cornelis is a world renown neuro interventional radiologist who specializes in minimally invasive image-guided therapies

Hingham, Mass., August 10, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic Surgical System, the first single-use endovascular robotic system, today announces the expansion of its global team of experts supporting the Company as scientific advisory board members (“SAB”), with Francois H. Cornelis, MD, PhD joining Microbot’s SAB.

Professor Cornelis is an interventional radiologist who specializes in neuro interventions and image-guided minimally invasive therapies that allow for pain palliation and tumor control in the bones and spine. Professor Cornelis uses a variety of technologies to treat tumors and cancer-related pain, such as radiofrequency and microwave energy, cryotherapy, focused ultrasound, and electroporation, as well as image-guided modalities, including navigation software, MRI, robotics, and PET-CT-guided procedures. He is pursuing research, mainly into intra-arterial therapies for brain tumors and in the fields of mentoplasty, osteoplasty, and fixation - which help reinforce bones to reduce pain.

Professor Cornelis received his MD in 2003 and completed his radiology training and his fellowship in 2008 and 2010, respectively, at the University of Bordeaux in France. He stayed on the faculty, with appointments in Radiology at the Bergonié Institute (2010) and the University of Bordeaux (2012). He was appointed as a tenured professor of radiology in France in 2017 and served as Chief of the Department of Interventional Radiology and Oncology at the Sorbonne University in Paris before heading to New York.

“The support and endorsement of a global leader such as Professor Cornelis is a vote of confidence and a great honor for the company. Professor Cornelis joins a team of global leaders in their fields that are already serving as members of our SAB,” said Dr. Eyal Morag, Chief Medical Officer of Microbot Medical. “The significant contributions of our SAB members to the company, including their participation in our pre-clinical studies, is expected to greatly support our forthcoming plans, including clinical trials and collaborations with leading medical centers worldwide.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it stabilizes its financial condition and seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com